                          STRATEGIC ALLIANCE AGREEMENT

     This Strategic Alliance Agreement is made as of August ____, 2000 (the "EFFECTIVE DATE"), by and between Metrowerks Corp., a Texas corporation having its principle place of business at 9801 Metric Boulevard, Austin Texas 78758 ("METROWERKS") and Lineo, Inc., a Delaware corporation having its principle place of business at 390 South 400 West, Lindon, Utah 84042 ("LINEO").

A.   GENERAL UNDERSTANDING

     Metrowerks is a company that designs, develops, markets and supports professional software development tools used to create software applications for a variety of industries. Metrowerks' flagship product, CodeWarrior, as more particularly described in SCHEDULE A attached hereto and made a part hereof ("CODEWARRIOR SOFTWARE"), is a suite of development tools consisting of cross-platform compilers supporting C, C++, Java and assembly programming languages which are used for both embedded systems development and desktop applications.

     Lineo is a company that develops, markets and sells embedded system software tools, components and solutions. Lineo's embedded Linux system software line, as more particularly described in SCHEDULE A attached hereto and made a part hereof ("LINEO SOFTWARE"), includes software and documentation needed to develop an Embedix target device from a Linux host.

     It is the parties' intentions, by entering into this Agreement, that, to the extent necessary, Lineo will modify the Lineo Software product(s) and Metrowerks will modify the CodeWarrior Software product(s) so that each of the CodeWarrior products may be bundled with one or more of the Lineo Software products and licensed and distributed as a single product (the "BUNDLED Product(s)"). Metrowerks and Lineo will each have the right to use and distribute the Bundled Product(s). Metrowerks will also have the right to use and distribute Lineo Software apart from the Bundled Product(s).

B.   TERMS OF AGREEMENT

1.   DEFINITIONS

     As used in this Agreement, the terms "Effective Date," "Metrowerks," "Lineo," "CodeWarrior Software," "Lineo Software" and "Bundled Product(s)" shall have the meanings set forth above; and the following terms shall have the following meanings:

     "AGREEMENT" means this Agreement, including SCHEDULES A through G, and any additional documents attached and initialed by the parties.

     "CASH FEE" shall have the meaning set forth in Section 13.9.

     "CODEWARRIOR SOFTWARE ROYALTY" shall have the meaning set forth in Section 5.1(a).

     "CONFIDENTIAL INFORMATION" means all information including, without limitation, business, marketing and technical information, considered by a party to be valuable and proprietary. Confidential Information shall not include information that a receiving party can prove: (a) was in the receiving party's possession at the time of the disclosure; (b) was developed by the receiving party completely independently from the Confidential Information; (c) was in the public domain at the time of the disclosure or later became part of the public domain through no disclosure of the receiving party or; (d) was lawfully obtained by the receiving party from a third party without restriction on use or disclosure.

     "CUSTOMER" means any person or entity that purchases a license to use a Bundled Product(s) or Lineo Software for Internal Use in accordance with the terms and conditions of this Agreement.

     "DERIVATIVE WORKS" means a derivative work within the meaning of the Copyright Act of 1976 (as amended), including, without limitation, any revision, modification, translation, abridgment, condensation or expansion of CodeWarrior Software, the Lineo Software or the Bundled Product(s) or any form in which any of the foregoing may be recast, transferred or adapted, which, if prepared without the consent of Metrowerks or Lineo, as applicable, would be a copyright infringement.

     "EMPLOYING PARTY" shall have the meaning set forth in Section 13.9.

     "INTELLECTUAL PROPERTY RIGHTS" includes, without limitation, all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how and trade secrets.

     "INTERNAL USE" means use for purposes that do not directly produce revenue for the user.

     "LINEO END USER LICENSE AGREEMENT" shall have the meaning set forth in
Section 4.5.

     "LINEO MARKS" means Lineo's trademarks, trade names, service marks, logos, designations and insignias, as well as any third-party marks licensed to Lineo with rights of sublicense.

     "LINEO PURCHASE ORDER" shall have the meaning set forth in Section 4.8(a).

     "LINEO SOFTWARE ROYALTY" shall have the meaning set forth in Section
5.1(b).

     "METROWERKS END USER LICENSE AGREEMENT" shall have the meaning set forth in
Section 4.5.


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

     "METROWERKS MARKS" means Metrowerks' trademarks, trade names, service marks, logos, designations and insignias, as well as any third-party marks licensed to Metrowerks with rights of sublicense.

     "METROWERKS PURCHASE ORDER" shall have the meaning set forth in Section 4.9(a).

     "PARENT" means a corporation, company or other entity that (a) now or hereafter owns or controls, directly or indirectly, at least fifty (50%) percent of a party's outstanding shares or securities representing the right (other than as affected by events of default) to vote for the election of directors or another managing authority or (b) otherwise has a controlling interest in a party.

     "PROJECT" means the cooperative efforts of Lineo and Metrowerks to develop the Bundled Product(s), such efforts to be conducted in accordance with Section 2 and SCHEDULE B attached hereto.

     "RESTRICTED EMPLOYEE(S)" shall have the meaning set forth in Section 13.9.

     "RESTRICTED PERIOD" shall have the meaning set forth in Section 13.9.

     "RETAINING PARTY" shall have the meaning set forth in Section 13.9.

     "SUBSIDIARY" means a corporation, company or other entity (a) at least fifty (50%) percent of whose outstanding shares or securities representing the right (other than as affected by events of default) to vote for the election of directors or another managing authority are now or hereafter owned or controlled directly or indirectly by a party or (b) that is otherwise controlled by a party.

     "TERM" shall have the meaning set forth in Section 6.1.

2.   MUTUAL COOPERATION

     2.1  PROJECT COMPLETION.

          (a) The parties agree that following the Effective Date the parties will cooperate with each other and exert commercially reasonable efforts to complete SCHEDULE B attached hereto. Upon completion of SCHEDULE B, each party shall evidence its acceptance of the terms and conditions contained therein by signing the completed SCHEDULE B. In the event the parties are unable to mutually agree on the terms and conditions of and complete SCHEDULE B within thirty (30) days following the Effective Date, this Agreement shall automatically terminate and the provisions of Section 6.3 shall apply; provided, however, that the parties may agree in writing to extend the time period for completion of SCHEDULE B to a mutually agreeable date.

          (b) Upon completion of SCHEDULE B pursuant to Section 2.1(a) above, Metrowerks and Lineo shall cooperate with each other and exert commercially reasonable efforts to complete the Project according to the provisions of the completed SCHEDULE B. Neither party shall license or distribute a Bundled Product(s) until each Bundled Product has been accepted by both parties pursuant to the provisions of the completed SCHEDULE B.

     2.2 TECHNICAL ASSISTANCE. Each party shall consult with the other party on a regular basis and provide such other party with any technical assistance reasonably necessary for the other party to perform its obligations under this
Section 2. This collaboration shall include regular group meetings between the parties at times and places to be mutually agreed upon to discuss the Project progress and results, as well as ongoing plans or changes in the Project.

     2.3 PROJECT MANAGERS. Each party shall designate one of its officers or employees as its representative to coordinate and generally oversee the activities of such party hereunder (the "PROJECT MANAGER"). Each party's initial Project Manager is identified on SCHEDULE B. Each party shall promptly notify the other party in writing of any change in its Project Manager. Neither party's Project Manager is authorized to amend, alter or extend this Agreement in any manner.

3.   LICENSES, RESTRICTIONS AND OWNERSHIP

     3.1  LICENSES FROM METROWERKS.

          (a) On the terms and conditions set forth in this Agreement, Metrowerks hereby grants to Lineo a royalty-bearing, terminable, nonexclusive and nontransferable license during the Term of this Agreement to:

               (i) use up to twenty (20) internal copies of CodeWarrior Software (in the aggregate) as a component of the Bundled Product(s);

               (ii) license and distribute CodeWarrior Software as a component of the Bundled Product(s); and

               (iii) use and display the Metrowerks Marks identified in SCHEDULE C hereto, solely in connection with, and only to the extent reasonably necessary for, the marketing and distribution of the Bundled Product(s) during the Term of this Agreement, provided that any such use and display shall comply with Metrowerks' then current trademark usage policies, a current copy of which is attached hereto as SCHEDULE C-1, and provided that Metrowerks has notified Lineo of its trademark usage policies and any changes thereto in writing. Upon expiration or termination of this Agreement, Lineo agrees to cease all display, advertising and use of any and all Metrowerks Marks. Lineo agrees not to alter, erase or overprint any notice provided by Metrowerks and not to attach any additional trademarks without the prior written consent of Metrowerks or affix any Metrowerks Marks to any non-Metrowerks product. Lineo recognizes Metrowerks' rights to Metrowerks Marks and the goodwill attaching to Metrowerks Marks. Lineo agrees not to use, employ or attempt to register any trademarks or trade names that are confusingly similar to Metrowerks Marks.

          (b) Lineo shall have no rights, directly or indirectly, to decompile, reverse engineer, reverse compile, modify or otherwise create Derivative Works of or perform any similar type of operation on CodeWarrior Software.

     3.2  LICENSES FROM LINEO.

          (a) On the terms and conditions set forth in this Agreement, Lineo hereby grants to Metrowerks a royalty-bearing, terminable, nonexclusive and nontransferable license during the Term of this Agreement to:

               (i) use up to twenty (20) internal copies of the Lineo Software (in the aggregate) as a component of the Bundled Product(s);

               (ii) license and distribute the Lineo Software as a component of the Bundled Product(s);

               (iii) license and distribute the Lineo Software as a stand alone product; and

               (iv) use and display the Lineo Marks identified in SCHEDULE C hereto, solely in connection with, and only to the extent reasonably necessary for, the marketing, distribution and support of Lineo Software and the Bundled Product(s) during the Term of this Agreement, provided that any such use and display shall comply with Lineo's then current trademark usage policies, a current copy of which is attached hereto as SCHEDULE C-3, and provided that Lineo has notified Metrowerks of its trademark usage policies and any changes thereto in writing. Upon expiration or termination of this Agreement, Metrowerks agrees to cease all display, advertising and use of any and all Lineo Marks. Metrowerks agrees not to alter, erase or overprint any notice provided by Lineo and not to attach any additional trademarks without the prior written consent of Lineo or affix any Lineo Marks to any non-Lineo product. Metrowerks recognizes Lineo's rights to Lineo Marks and the goodwill attaching to Lineo Marks. Metrowerks agrees not to use, employ or attempt to register any trademarks or trade names that are confusingly similar to Lineo Marks.

          (b) Metrowerks shall have no rights, directly or indirectly, to decompile, reverse engineer, reverse compile, modify or otherwise create Derivative Works of or perform any similar type of operation on the Lineo Software.

     3.3  LIMITED TRANSFERABILITY OF LICENSES.

          (a)  Except for the licenses granted to Metrowerks by Lineo in Section
3.2 for the purpose of allowing Metrowerks to license and distribute the Lineo Software and the Bundled Product(s) to Customers in accordance with the terms and conditions of this Agreement, Metrowerks may not, directly or indirectly, sell, assign, license, lease, rent, distribute or otherwise transfer the licenses granted to it or the Lineo Software or Bundled Product(s) or any rights therein to any third party unless Metrowerks first obtains the written consent of Lineo.

          (b)  Except for the licenses granted to Lineo by Metrowerks in Section
3.1 for the purpose of allowing Lineo to license and distribute CodeWarrior Software as a component of the Bundled Product(s) to Customers in accordance with the terms and conditions of this Agreement, Lineo may not, directly or indirectly, sell, assign, license, lease, rent, distribute or otherwise transfer the licenses granted to it or CodeWarrior Software or the

Bundled Product(s) or any rights therein to any third party unless Lineo first obtains the written consent of Metrowerks.

4.   MARKETING AND DISTRIBUTION

     4.1 CO-MARKETING. Metrowerks and Lineo agree to cooperate each other in the marketing and licensing of the Bundled Product(s). Co-marketing will include, as mutually agreed upon by the parties, press and public relations activities, trade show support, web space on the other party's website and periodic announcements to each other's customer base. Each party will market and distribute the Bundled Product(s) at its own expense.

     4.2 CO-BRANDING. The parties agree that the Bundled Product(s) shall be co-branded as the product of both Metrowerks and Lineo. All co-branding by the parties shall be in accordance with the licenses granted to the parties in Sections 3.1(a)(iii) and 3.2(a)(iv) above.

     4.3 BUNDLED PRODUCT(S). Subject to the terms and conditions of this Agreement and acceptance of each Bundled Product(s) pursuant to the provisions of SCHEDULE B, during the Term of this Agreement Metrowerks may license and distribute the Bundled Product(s) to Customers for such Customers' Internal Use only and to and through third-party distributors. Subject to the terms and conditions of this Agreement and acceptance of each Bundled Product(s) pursuant to the provisions of SCHEDULE B, during the Term of this Agreement Lineo may license and distribute the Bundled Product(s) to Customers for such Customers' Internal Use only; provided, however, that Lineo may also license and distribute the Bundled Product(s) to and through third-party distributors that have been approved by Metrowerks, which approval shall not be unreasonably withheld. As of the Effective Date of this Agreement, the distributors named on SCHEDULE G attached hereto have been approved by Metrowerks for distribution and licensing of the Bundled Product(s).

     4.4 LINEO SOFTWARE. Subject to the terms and conditions of this Agreement, during the Term of this Agreement Metrowerks may license and distribute Lineo Software to Customers for such Customers' Internal Use only and to and through third-party distributors.

     4.5 END USER LICENSE AGREEMENTS. Each party shall deliver a copy of the end user license agreement attached hereto as SCHEDULE D (the "LINEO END USER LICENSE AGREEMENT") and the end user license agreement attached hereto as SCHEDULE E (the "METROWERKS END USER LICENSE AGREEMENT") to each Customer that licenses the Bundled Product(s). The Customer's use of the CodeWarrior Software component of the Bundled Product(s) shall be governed by the Metrowerks End User License Agreement, and the Customer's use of the Lineo Software component of the Bundled Product(s) will be governed by the Lineo End User License Agreement. All Metrowerks End User License Agreements and the licenses granted thereunder to Customers and all Lineo End User License Agreements and the licenses granted thereunder to Customers prior to the termination or other expiration of this Agreement shall survive the termination or other expiration of this Agreement for the duration of the term set forth in such end user license agreements, provided such Customers comply with the terms of such end user license agreements.

     4.6 LINEO SOFTWARE END USER LICENSE AGREEMENT. Metrowerks shall deliver a copy of the Lineo End User License Agreement to each Customer that licenses the Lineo Software from Metrowerks as a stand alone product that shall be binding on such Customer. All Lineo End User License Agreements and the licenses granted thereunder to Customers prior to the termination or other expiration of this Agreement shall survive the termination or other expiration of this Agreement for the duration of the term set forth in the applicable Lineo End User License Agreement, provided such Customers comply with the terms of such Lineo End User License Agreements.

     4.7 DEVELOPMENT PURPOSE; NO MINIMUM COMMITMENTS. The underlying purpose of the development efforts contemplated by this Agreement is to integrate the Lineo Software with the CodeWarrior Software, with the resulting Bundled Product(s) being a product that is compatible with Motorola's development boards. The parties will work together to market the Bundled Product(s) to Motorola, but neither party is required or committed to license any software under this Agreement.

     4.8  TERMS OF LINEO ORDERS FOR CODEWARRIOR SOFTWARE.

          (a) LINEO PURCHASE ORDERS. To obtain copies of CodeWarrior Software to be licensed in the Bundled Product(s), Lineo will submit to Metrowerks purchase orders (each, a "LINEO PURCHASE ORDER"). Each Lineo Purchase Order will be in writing and will specify (i) the number and type of CodeWarrior Software being ordered for bundling, (ii) the requested shipment date therefor, (iii) delivery and shipping instructions, and (iv) any other information that Metrowerks may reasonably request from time to time.

          (b) ACCEPTANCE BY METROWERKS. All Lineo Purchase Orders for CodeWarrior Software to be licensed in the Bundled Product(s) will be subject to acceptance by Metrowerks and will not be binding on Metrowerks until the earlier of confirmation or shipment, and, in the case of acceptance by shipment, only as to the portion actually shipped.

          (c) NO ADDITIONAL TERMS. The terms and conditions of this Agreement and of the applicable Metrowerks' confirmation will apply to each Lineo Purchase Order accepted by Metrowerks hereunder. Any terms or conditions appearing on the face or reverse side of any Lineo Purchase Order, acknowledgment or confirmation that are different from, or in addition to, those required hereunder will not be binding on the parties, even if signed and returned, unless both parties expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

          (d) CANCELLATION OF ORDERS BY METROWERKS. Metrowerks reserves the right to cancel or suspend any Lineo Purchase Order(s) placed by Lineo and accepted by Metrowerks, or refuse or delay shipment thereof, if Lineo fails to
(i) make any payment as provided herein or in any invoice provided by Metrowerks or (ii) otherwise comply with the terms and conditions of this Agreement.

          (e) CANCELLATION OF ORDERS BY LINEO. Once a Lineo Purchase Order has been accepted by Metrowerks, it may not be canceled by Lineo unless (i) Metrowerks has failed to ship the CodeWarrior Software requested on such Lineo Purchase Order, or any portion

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thereof, within thirty (30) days following Lineo's requested ship date therefor,
(ii) Lineo provides written notice of such cancellation to Metrowerks ten (10) days or more prior to the requested ship date therefor, or (iii) if less than ten (10) days prior to the requested ship date therefor, Metrowerks agrees to such cancellation in writing.

          (f) SHIPMENT OF ORDERS. Metrowerks will ship all CodeWarrior Software to Lineo by delivering the CodeWarrior Software to a common carrier, F.O.B. point of shipment. Lineo agrees that acceptance for each Lineo Purchase Order will occur upon delivery of the subject CodeWarrior Software to Lineo or a common carrier. Lineo assumes title and all risk of loss or damage upon delivery of ordered CodeWarrior Software to a common carrier. Should Metrowerks determine it will be unable to ship any CodeWarrior Software by the requested shipment date specified in the applicable Lineo Purchase Order, Metrowerks will notify Lineo as soon as reasonably practicable of the expected late delivery date and the reason therefor.

     4.9  TERMS OF METROWERKS ORDERS FOR LINEO SOFTWARE.

          (a) METROWERKS PURCHASE ORDERS. To obtain licensed copies of Lineo Software from Lineo, Metrowerks will submit to Lineo purchase orders (each, a "METROWERKS PURCHASE ORDER"). Each Metrowerks Purchase Order will be in writing and will specify (i) the number and type of Lineo Software being ordered, (ii) the requested shipment date therefor, (iii) delivery and shipping instructions, and (iv) any other information that Lineo may reasonably request from time to time. In the event that that it is necessary for Lineo to modify the Lineo Software to enable it to be bundled with CodeWarrior Software, Lineo shall provide Metrowerks with written notice that it has modified the Lineo Software, and Metrowerks shall indicate on each Metrowerks Purchase Order whether it is ordering Lineo Software to be licensed as a stand alone product or as a component of the Bundled Product(s).

          (b) ACCEPTANCE BY LINEO. All Metrowerks Purchase Orders for Lineo Software will be subject to acceptance by Lineo and will not be binding on Lineo until the earlier of confirmation or shipment, and, in the case of acceptance by shipment, only as to the portion actually shipped.

          (c) NO ADDITIONAL TERMS. The terms and conditions of this Agreement and of the applicable Lineo confirmation will apply to each Metrowerks Purchase Order accepted by Lineo hereunder. Any terms or conditions appearing on the face or reverse side of any Metrowerks Purchase Order, acknowledgment or confirmation that are different from, or in addition to, those required hereunder will not be binding on the parties, even if signed and returned, unless both parties expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

          (d) CANCELLATION OF ORDERS BY LINEO. Lineo reserves the right to cancel or suspend any Metrowerks Purchase Orders placed by Metrowerks and accepted by Lineo, or refuse or delay shipment thereof, if Metrowerks fails to
(i) make any payment as provided herein or in any invoice provided by Lineo or
(ii) otherwise comply with the terms and conditions of this Agreement.

          (e) CANCELLATION OF ORDERS BY METROWERKS. Once a Metrowerks Purchase Order has been accepted by Lineo, it may not be canceled by Metrowerks unless
(i) Lineo has failed to ship the Lineo Software requested on such Metrowerks Purchase Order, or any portion thereof, within thirty (30) days following Metrowerks' requested ship date therefor, (ii) Metrowerks provides written notice of such cancellation to Lineo ten (10) days or more prior to the requested ship date therefor, or (iii) if less than ten (10) days prior to the requested ship date therefor, only if Lineo agrees to such cancellation in writing.

          (f) SHIPMENT OF ORDERS. Lineo will ship all Lineo Software to Metrowerks by delivering the Lineo Software to a common carrier, F.O.B. point of shipment. Metrowerks agrees that acceptance for each Metrowerks Purchase Order will occur upon delivery of the subject Lineo Software to Metrowerks or a common carrier. Metrowerks assumes title and all risk of loss or damage upon delivery of Lineo Software to a common carrier. Should Lineo determine it will be unable to ship any Lineo Software by the requested shipment date specified in the applicable Metrowerks Purchase Order, Lineo will notify Metrowerks immediately of the expected late delivery date and the reason therefor.

5.   FEES, PRICING AND PAYMENT

     5.1 ROYALTY LICENSE FEES. In consideration of the licenses and other rights granted each party hereunder, Metrowerks and Lineo shall pay each other royalty license fees as follows:

          (a) ROYALTIES ON BUNDLED PRODUCT(S). Lineo shall pay Metrowerks a royalty on the CodeWarrior Software component of the Bundled Product(s) for each Lineo sale of the Bundled Product(s) in an amount equal to the royalty fee Metrowerks receives from its most favored distributor for sales of licenses to CodeWarrior Software as determined pursuant to the criteria set forth in Section 5.2(a) below ("CODEWARRIOR SOFTWARE ROYALTY"). Upon acceptance of the Bundled Product(s) by the parties pursuant to the provisions of SCHEDULE B, the initial CodeWarrior Software Royalty percentage and Metrowerks' current standard retail prices for CodeWarrior Software shall be set forth on SCHEDULE F attached hereto. Metrowerks may, in its sole discretion, change its standard retail price for CodeWarrior Software at any time and shall promptly provide Lineo with written notice of any such change.

          (b) ROYALTIES ON LINEO SOFTWARE. Metrowerks shall pay Lineo a royalty for each Metrowerks sale of Lineo Software (as a stand alone product or as a component of the Bundled Product(s)) in an amount equal to the royalty fee Lineo receives from its most favored distributor for sales of licenses to Lineo Software as determined pursuant to the criteria set forth in Section 5.2(b) below ("LINEO SOFTWARE ROYALTY"). Upon acceptance of the Bundled Product(s) by the parties pursuant to the provisions of SCHEDULE B, the initial Lineo Software Royalty percentage and Lineo's current standard retail prices for the Lineo Software shall be set forth on SCHEDULE F attached hereto. Lineo may, in its sole discretion, change its standard retail price for the Lineo Software at any time and shall promptly provide Metrowerks with written notice of any such change.

     5.2  MOST FAVORED DISTRIBUTOR.

          (a) Metrowerks agrees to treat Lineo as its most favored distributor with regard to the CodeWarrior Software component(s) of the Bundled Product(s). Metrowerks warrants that the prices for CodeWarrior Software provided to Lineo under this Agreement are equivalent to or lower than the prices being provided by Metrowerks to its other CodeWarrior Software distributors, and the CodeWarrior Software Royalty percentage provided to Lineo under this Agreement is equivalent to or lower than the royalty fee percentage being provided by Metrowerks to its other CodeWarrior Software distributors. If, during the Term of this Agreement, Metrowerks enters into any agreement with any other distributor providing such distributor with more favorable terms than the terms provided to Lineo hereunder, Metrowerks shall provide Lineo with prompt notice of such terms and this Agreement shall be deemed appropriately amended to provide such terms to Lineo.

          (b) Lineo agrees to treat Metrowerks as its most favored distributor with regard to the Lineo Software. Lineo warrants that the prices for the Lineo Software provided to Metrowerks under this Agreement are equivalent to or lower than the prices being provided by Lineo to its other Lineo Software distributors, and the Lineo Software Royalty percentage provided to Metrowerks under this Agreement is equivalent to or lower than the royalty fee percentage being provided by Lineo to its other Lineo Software distributors. If, during the Term of this Agreement, Lineo enters into any agreement with any other distributor providing such distributor with more favorable terms than the terms provided to Metrowerks hereunder, Lineo shall provide Metrowerks with prompt notice of such terms and this Agreement shall be deemed appropriately amended to provide such terms to Metrowerks.

          (c) In determining most favored distributor pricing under Sections 5.2(a) and 5.2(b) above, pricing and royalty arrangements between a party and that party's Parent or Subsidiary shall not be not be considered. However, pricing and royalty arrangements between a party's Parent or Subsidiary and a distributor shall be taken into consideration for purposes of determining most favored distributor pricing under Sections 5.2(a) and 5.2(b).

     5.3  PAYMENT OF ROYALTIES.

          (a) CODEWARRIOR SOFTWARE ROYALTIES. CodeWarrior Software Royalties shall be paid to Metrowerks by Lineo within fifteen (15) days after the month in which such CodeWarrior Software Royalties accrued. Along with its monthly payment of CodeWarrior Software Royalties, Lineo shall also deliver to Metrowerks, a monthly Customer report that identifies (i) each Customer purchasing a license to the Bundled Product(s) by name, company name, address (including all relevant postal codes), telephone number, facsimile number and email address and (ii) any problems believed to be caused by errors in the Bundled Product(s) or any component thereof. Customer reports shall be submitted by Lineo on a monthly basis whether or not any CodeWarrior Software Royalties are due hereunder.

          (b) LINEO SOFTWARE ROYALTIES. Lineo Software Royalties shall be paid to Lineo by Metrowerks within fifteen (15) days after the month in which such Lineo Software Royalties accrued. Along with its monthly payment of Lineo Software Royalties, Metrowerks shall also deliver to Lineo, a monthly Customer report that identifies (i) each Customer purchasing a license to Lineo Software by name, company name, address (including all relevant postal codes), telephone number, facsimile number and email address, (ii) whether Customers purchased the Lineo Software as a stand alone product or as a component of the Bundled Product(s), and (iii) any problems believed to be caused by errors in the Bundled Product(s) or any component thereof. Customer reports shall be submitted by Metrowerks on a monthly basis whether or not any Lineo Software Royalties are due hereunder.

     5.4 INTEREST. Interest shall accrue on any unpaid payment or payment balance owed to a party pursuant to this Agreement at a rate of 1.5% per month, or, if lower, at the highest lawful rate, calculated from the date the payment is due to the date it is received by the party to which it is owed.

     5.5 RECORDS EXAMINATIONS. The parties agree to allow examination of their relevant company records to test compliance with this Agreement. Any examination will be conducted (a) only by a mutually agreed upon third party auditor, (b) during regular business hours, (c) at the offices of the party being examined, and (d) in a manner that will not interfere unreasonably with the business activities of the party being examined. Examinations will be made no more frequently than annually, and the examining party must give the party being examined fifteen (15) business days or more prior written notice of the date of the examination. The audit will be conducted at the examining party's expense unless the results of such audit establish that inaccuracies in the monthly Customer reports described in Section 5.3 above have resulted in underpayment to the examining party of more than ten percent (10%) of the amount due in any quarter, in which case the party being examined shall immediately pay all amounts determined to be due and shall bear the expenses of the audit. All information obtained by the mutually agreed upon third party auditor conducting the audit will be maintained as confidential. The mutually agreed upon third party auditor will give both parties an examination report containing only the information necessary to indicate compliance or noncompliance with this Agreement.

6.   TERM AND TERMINATION

     6.1  TERM AND EXTENSIONS. The initial term of this Agreement shall be five
(5) years from the Effective Date. Metrowerks may, at its sole option, elect to renew this Agreement for an additional two (2) year term by providing Lineo with written notice of its intent to renew at least thirty (30) days prior to the expiration of the Agreement. (The initial term and the renewal term, if any, of this Agreement shall be collectively referred to herein as the "TERM.")

     6.2  TERMINATION.

          (a) Either party may terminate this Agreement upon any material breach of this Agreement by the other party; provided, however, that the terminating party must first give the breaching party written notice of the breach and thirty (30) days in which to cure the breach. If a cure is not achieved during the cure period, the non-breaching party may terminate this Agreement immediately upon written notice to the breaching party.

          (b) Notwithstanding Section 6.2(a) hereof, a party may terminate this Agreement if the other party fails to meet its payment obligations under this Agreement and this failure continues for ten (10) days following receipt of written notice and demand from the terminating party.

          (c) Either party may, at its option, immediately terminate this Agreement upon written notice to the other party if the other party (i) admits in writing its inability to pay its debts generally as they become due, (ii) makes a general assignment for the benefit of creditors, (iii) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it, (iv) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, (v) seeks reorganization under any bankruptcy act or consents to the filing of a petition seeking such reorganization, or (vi) is the subject of a decree by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

          (d)  Upon termination of this Agreement by either party pursuant to
Section 6.2(a) or 6.2(b) hereof, the due dates of all outstanding Code Warrior Royalties and Lineo Software Royalties will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been previously granted or allowed.

     6.3  EFFECT OF TERMINATION ON OBLIGATIONS.

          (a) Upon termination of this Agreement for any reason, Metrowerks shall (i) immediately cease all use and distribution of Lineo Software and the Bundled Product(s), (ii) within thirty (30) calendar days after termination of this Agreement, either deliver to Lineo or destroy all copies of Lineo Software (including any accompanying documentation) in its possession or under its control and furnish to Lineo an affidavit signed by an officer of Metrowerks certifying that, to the best of the officer's knowledge, such delivery or destruction has been fully effected, (iii) within ten (10) calendar days after termination of this Agreement, report to Lineo, in writing, the status of negotiations with prospective Lineo Software and Bundled Product(s) Customers, and (iv) within thirty (30) calendar days of termination of this Agreement, provide Lineo with current versions of the Customer report described in Section 5.3(b) above. Notwithstanding the foregoing, and provided that Metrowerks fulfills its obligations specified in this Agreement with respect to such items, Metrowerks may continue to use and retain copies of the Lineo Software to the extent, but only to the extent, necessary to support and maintain Lineo Software and Bundled Product(s) rightfully licensed and distributed to Customers by Metrowerks prior to termination of this Agreement. Termination of this Agreement shall not affect rights of Customers receiving Lineo Software or the Bundled Product(s) prior to the date of termination; provided, however, that Lineo shall have received payment of the fees owing from Metrowerks therefor.

          (b)  Upon termination of this Agreement for any reason, Lineo shall
(i) immediately cease all use and distribution of the Bundled Product(s), (ii) within thirty (30) calendar days after termination of this Agreement, either deliver to Metrowerks or destroy all copies of CodeWarrior Software (including any accompanying documentation) in its possession or under its control and furnish to Metrowerks an affidavit signed by an officer of Lineo certifying that, to the best of the officer's knowledge, such delivery or destruction has been fully effected, (iii) within ten (10) calendar days after termination of this Agreement, report to Metrowerks, in writing, the status of negotiations with prospective Bundled Product(s) Customers, and (iv) within thirty (30) calendar days of termination of this Agreement, provide Metrowerks with current versions of the Customer report described in Section 5.3(a) above.

Notwithstanding the foregoing, and provided that Lineo fulfills its obligations specified in this Agreement with respect to such items, Lineo may continue to use and retain copies of CodeWarrior Software to the extent, but only to the extent, necessary to support and maintain Bundled Product(s) rightfully distributed to Customers by Lineo prior to termination of this Agreement. Termination of this Agreement shall not affect rights of Customers receiving the Bundled Product(s) prior to the date of termination; provided, however, that Metrowerks shall have received payment of the fees owing from Lineo therefor.

     6.4 SURVIVAL OF TERMS. Termination of this Agreement shall not relieve either party of any obligations arising under this Agreement prior to the date of termination. All provisions of this Agreement that by their nature extend beyond the termination of this Agreement, including specifically the provisions of Sections 1, 3.1(b), 3.2(b), 3.3, 4.5, 4.6, 5.1, 5.4, 5.5, 6.2(d), 6.3, 6.4,
7, 8, 9, 10, 11 and 13 hereof, shall survive termination of this Agreement. Confidentiality provisions shall remain in effect until Confidential Information is no longer confidential.

7.   INTELLECTUAL PROPERTY

     7.1 RIGHTS OF METROWERKS. CodeWarrior Software and the Metrowerks Marks are the valuable property of Metrowerks. All Intellectual Property Rights with respect to CodeWarrior Software, including any Derivative Works thereof, and the Metrowerks Marks, whether now existing or which may hereafter come into existence, which are not expressly granted to Lineo herein are reserved to Metrowerks. Any goodwill generated through Lineo's use of the Metrowerks Marks shall inure solely to the benefit of Metrowerks. Title to every copy of CodeWarrior Software is vested and shall remain in Metrowerks, or, as applicable, in such third party from whom Metrowerks holds rights of license and distribution, and title does not pass with any license under this Agreement.

     7.2 RIGHTS OF LINEO. The Lineo Software and the Lineo Marks are the valuable intellectual property of Lineo. All Intellectual Property Rights with respect to the Lineo Software, including any Derivative Works thereof, and the Lineo Marks, whether now existing or which may hereafter come into existence, which are not expressly granted to Metrowerks herein are reserved to Lineo. Any goodwill generated through Metrowerks' use of the Lineo Marks shall inure solely to the benefit of Lineo. Title to every copy of Lineo Software is vested and shall remain in Lineo, or, as applicable, in such third party from whom Lineo holds rights of license and distribution, and title does not pass with any license under this Agreement.

     7.3  PRESERVATION AND SECURITY OF PROPRIETARY INFORMATION.

          (a) Metrowerks shall not sell, assign, lease, license, transfer or otherwise disclose the Lineo Software except as expressly authorized by this Agreement. Metrowerks shall safeguard any and all copies of the Lineo Software against unauthorized disclosure, reproduction or tampering, and shall assist Lineo in the enforcement of its rights in the event of unauthorized disclosure by any person under Metrowerks' control or service. Metrowerks shall also ensure that Lineo's copyright, trademark and patent notices, which may from time to time be updated, are prominently displayed on all copies of the Lineo Software and any accompanying documentation therefor. Metrowerks shall not remove or obscure any copyright, trademark, patent or other proprietary rights notice already present on any of the Lineo Software or accompanying documentation. The notice of Lineo's intellectual property rights in the Lineo Software shall read as follows: "Licensed Software copyright(C) Lineo, Inc. 1999-2000, all rights reserved."

          (b) Lineo shall not sell, assign, lease, license, transfer or otherwise disclose CodeWarrior Software except as expressly authorized by this Agreement. Lineo shall safeguard any and all copies of CodeWarrior Software against unauthorized disclosure, reproduction or tampering, and shall assist Metrowerks in the enforcement of Metrowerks' rights in the event of unauthorized disclosure by any person under Lineo's control or service. Lineo shall also ensure that Metrowerks' copyright, trademark and patent notices, which may from time to time be updated, are prominently displayed on all copies of the Bundled Product(s) and any accompanying documentation therefor. Lineo shall not remove or obscure any copyright, trademark, patent or other proprietary rights notice already present on any CodeWarrior Software or documentation. The notice of Metrowerks' intellectual property rights in CodeWarrior Software shall read as follows: "CodeWarrior copyright(C) Metrowerks Corp. 2000, all rights reserved."

     7.4 GOODWILL. To protect and preserve the reputation and goodwill of the parties hereto and of the Bundled Product(s) and its components, the parties shall (a) avoid deceptive, misleading or unethical practices that are or might be detrimental to the parties, the Bundled Product(s), Lineo Software, CodeWarrior Software or the public; (b) make no false or misleading representations with regard to the parties or the Bundled Product(s), Lineo Software or CodeWarrior Software; (c) refrain from publishing or employing any misleading or deceptive advertising material reflecting upon to the parties or the Bundled Product(s), Lineo Software or CodeWarrior Software; (d) refrain from making any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Bundled Product(s) that are inconsistent with the documentation and marketing literature distributed therefor, including all warranties and disclaimers contained in such literature; and (e) not distribute for any purpose any marketing materials, packaging or other material bearing Metrowerks Marks or Lineo Marks which have not been first approved by Metrowerks or Lineo, respectively.

8.   CONFIDENTIALITY

     Pursuant to this Agreement, the parties may provide each other with Confidential Information. Both parties agree that they shall not disclose Confidential Information of the other party to any third party, and shall not use such Confidential Information in any manner except as authorized under this Agreement. The party receiving Confidential Information from the other party shall use the same degree of care as it uses to protect its own Confidential Information of like nature, but in no event less than reasonable care, to maintain the confidentiality of the other party's Confidential Information. The parties recognize and agree that the use or disclosure of any Confidential Information of a party in a manner inconsistent with the provisions of this Agreement may cause such party irrevocable damage for which adequate remedy at law will not be available. Accordingly, each of the parties shall be entitled to seek temporary and/or permanent injunctive relief against such breach or violation from any court of competent jurisdiction immediately upon request. The right of each of the parties to seek injunctive relief shall not limit in any manner their respective rights to seek other and/or additional remedies at law or in equity. A party may make disclosures of the other party's Confidential Information required by court order provided that the party (a) uses diligent efforts to limit disclosure, (b) uses diligent efforts to obtain confidential treatment or a protective order, and (c) allows the other party to participate in the proceeding.

9.   REPRESENTATIONS AND WARRANTIES

     9.1 REPRESENTATIONS AND WARRANTIES OF METROWERKS. Metrowerks represents, warrants and agrees that:

          (a) To the best of its knowledge, it has sufficient rights to market CodeWarrior Software and is the owner of the Metrowerks Marks as contemplated under this Agreement; and

          (b) Metrowerks provides, to Customers only, the warranties for the CodeWarrior Software component of the Bundled Product(s) set forth in the Metrowerks End User License Agreement. Lineo is responsible for providing a copy of the Metrowerks End User License Agreement to Lineo Customers licensing the Bundled Product(s) for their review at the time of acquisition or installation of the Bundled Product(s). Metrowerks does not warrant non-Metrowerks products, which are provided by Metrowerks on an "AS IS" basis. Any warranty service for non-Metrowerks products will be provided by the manufacturer of the products in accordance with the applicable manufacturer's warranty.

     9.2 REPRESENTATIONS AND WARRANTIES OF LINEO. Lineo represents, warrants and agrees that:

          (a) to the best of its knowledge, it has the right to market the Lineo Software and is the owner of the Lineo Marks as contemplated under this Agreement;

          (b) Lineo's license to third parties of Lineo Software does not violate the GNU General Public License. Lineo Software includes modules that are subject to the GNU General Public License and includes modules that are not subject to the GNU General Public License but instead are licensed by Lineo as proprietary products of Lineo. None of the modules licensed by Lineo as proprietary products of Lineo, including, without limitation, the Embedix Browser, the "Target Wizard" module of Embedix SDK, and the "High Availability Solution," are required to be licensed under the GNU General Public License; and

          (c) Lineo provides, to Customers only, (i) the warranties for the Lineo Software component of the Bundled Product(s) set forth in the Lineo End User License Agreement and (ii) the warranties for the Lineo Software as a stand alone product in the Lineo End User License Agreement. Metrowerks is responsible for providing (x) a copy of the Lineo End User License Agreement to Metrowerks Customers licensing the Bundled Product(s) for their review at the time of acquisition or installation of the Bundled Product(s) and (y) a copy of the Lineo End User License Agreement to Metrowerks Customers licensing the Lineo Software as a stand alone product for their review at the time of acquisition or installation of the Lineo Software. Lineo does not warrant non-Lineo products, which are provided by Lineo on an "AS IS" basis. Any warranty service for non-Lineo products will be provided by the manufacturer of the products in accordance with the applicable manufacturer's warranty.

          (d) REPRESENTATIONS AND WARRANTIES OF METROWERKS AND LINEO. Each party to this Agreement hereby represents and warrants to the other that: (i) it has the right, corporate power and authority to enter into this Agreement and to fully perform all its obligations hereunder, including the right to grant all licenses to the full extent and scope granted herein; (ii) the execution, delivery and performance of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority; and
(iii) the execution, delivery and performance of this Agreement does not and will not (A) contravene or conflict with its corporate charter or bylaws, (B) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon it or (C) violate any agreement existing between it and any third party.

     9.3 WARRANTY DISCLAIMER. EXCEPT AS SET FORTH IN THIS SECTION 9, THE PARTIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

10.  LIMITATION OF LIABILITY

     10.1 INCIDENTAL AND CONSEQUENTIAL DAMAGES. EXCEPT FOR DAMAGES ARISING OUT OF LINEO'S BREACH OF THE REPRESENTATION AND WARRANTY IN SECTION 9.2(B) ABOVE, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

     10.2 LIMITATION OF OBLIGATIONS AND LIABILITY. EXCEPT FOR AMOUNTS ARISING OUT OF LINEO'S BREACH OF THE REPRESENTATION AND WARRANTY IN SECTION 9.2(B) ABOVE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR LOST DATA, COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO THE OTHER PARTY PURSUANT TO SECTION 5 OF THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD BEFORE THE CAUSE OF ACTION AROSE.

11.  INDEMNIFICATION

     11.1 BY METROWERKS. Metrowerks agrees to defend Lineo and, to the extent of payments made by Lineo under this Agreement, to indemnify and hold Lineo harmless from any and all third-party claims, actions, demands and related damages, liabilities, costs and expenses resulting from charges or allegations that CodeWarrior Software or a Metrowerks Mark appropriately used, sold or distributed by Lineo infringes any U.S. patent, U.S. trademark, U.S. trade secret or U.S. copyright of any third party. Lineo shall permit Metrowerks to replace or modify any CodeWarrior Software component of an Bundled Product(s) affected so as to avoid infringement or to procure the right for Lineo to continue use and marketing of such items. If neither alternative is possible or commercially reasonable in Metrowerks sole determination, the infringing items shall be returned to Metrowerks, whose sole liability shall be to refund CodeWarrior Software Royalties paid by Lineo for the affected copies of the CodeWarrior Software component of the Bundled Product(s). Metrowerks shall have no liability for infringement based on (a) the Lineo Software; (b) the use, sale or distribution of other than the current release of the Bundled Product(s), (c) modification of the Bundled Product(s) by any party other than Metrowerks, (d) the combination or use of the Bundled Product(s) with any other computer program, equipment, product, device, item or process not furnished by Metrowerks if such infringement would have been avoided by the use of the Bundled Product(s) alone and in its current unmodified form, or (e) other acts of Lineo.

THE ABOVE STATES THE ENTIRE LIABILITY OF METROWERKS WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY METROWERKS.

     11.2 BY LINEO. Lineo agrees to indemnify, defend and hold Metrowerks harmless from and against any and all third-party claims, actions, demands, and related damages, liabilities, costs and expenses resulting from (a) the breach of Lineo's representation and warranty in Section 9.2(b) above and (b) charges or allegations that the Lineo Software or a Lineo Mark appropriately used, sold or distributed by Metrowerks infringes any U.S. patent, U.S. trademark, U.S. trade secret or U.S. copyright of any third party. Metrowerks shall permit Lineo to replace or modify any Lineo Software affected so as to avoid infringement or to procure the right for Metrowerks to continue use and marketing of such items. If neither alternative is possible or commercially reasonable, the infringing items shall be returned to Lineo, whose sole liability shall be to refund Lineo Software Royalties paid by Metrowerks for the affected copies of the Lineo Software. Lineo shall have no liability for infringement based on (i) CodeWarrior Software, (ii) the use, sale or distribution of other than the current release of the Bundled Product(s) or Lineo Software, as applicable,
(iii) modification of the Bundled Product(s) or Lineo Software, as applicable, by any party other than Lineo, (iv) the combination or use of the Bundled Product(s) or Lineo Software, as applicable, with any other computer program, equipment, product, device, item or process not furnished by Lineo, if such infringement would have been avoided by the use of the Bundled Product(s) or Lineo Software, as applicable, alone and in their current unmodified form, or
(v) other acts of Metrowerks.

THE ABOVE STATES THE ENTIRE LIABILITY OF LINEO WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY LINEO.

     11.3 GENERAL CONDITIONS TO INDEMNITY RIGHTS. The forgoing rights and obligations of indemnity are conditioned on (a) prompt written notification from the indemnified party to the indemnifying party of the claim for which indemnity is sought, (b) sole control in the indemnifying party of the defense of any action and all negotiations for settlement and compromise, and (c) cooperation and assistance from the party seeking indemnification, including disclosure of information and authority necessary to perform the above. The indemnified party shall be responsible for the costs and fees of its own counsel if it desires to have separate legal representation in any such action.

12.  TECHNICAL SUPPORT

     Metrowerks and Lineo shall provide technical support for the Bundled Product(s) in accordance with the Technical Support Agreement to be entered into between the parties.

13.      MISCELLANEOUS

     13.1 ASSIGNMENT. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party. Any assignment attempted or contemplated in violation hereof shall be null and void.

     13.2 AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of both parties.

     13.3 GOVERNING LAW AND LEGAL ACTIONS. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for International Sales of Goods.

     13.4 DISPUTE RESOLUTION. The parties hereto agree to attempt in good faith to resolve all disputes arising between them first through expedited mediation (not to exceed 48 hours from the receipt by a party of the notice described below) and, if mediation is not successful, through negotiated settlement or court action. Neither party shall file a lawsuit until the mediation has been completed, except that in the event that the actions of one party will cause or are causing the other immediate irreparable injury requiring temporary injunctive relief and the other party is unwilling to suspend its planned or existing activity to allow for expedited mediation, the aggrieved party may file suit and seek such temporary injunctive relief in a court with jurisdiction over the subject matter of the dispute. Dispute resolution under this section shall be triggered by one party's service upon the other of a written notice and request to mediate, identifying the subject matter of the dispute and the nature of the relief sought. Unless otherwise agreed in writing at the time of mediation, mediation shall be conducted through and under the mediation rules of the American Arbitration Association.

     13.5 ATTORNEYS' FEES. If either Metrowerks or Lineo employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

     13.6 THIRD PARTY CLAIMS. Neither party shall be liable for any claim by the other based on any third party claim, except as stated in Section 11 of this Agreement.

     13.7 LIMITATION OF ACTIONS. No action arising or resulting from this Agreement, regardless of its form, may be brought by either party more than two years after termination of this Agreement.

     13.8 PUBLIC ANNOUNCEMENTS AND PROMOTIONAL MATERIALS. Metrowerks and Lineo shall cooperate with each other to issue a joint press release and/or to enable each party to issue and post to its website an announcement concerning this Agreement, provided that each party must approve any such press announcement prior to its release. Any separate release shall be subject to approval by both parties prior to publication of such release. Each party shall have the right to use the other party's name as a customer reference.

     13.9 EMPLOYEES. Metrowerks and Lineo agree that, during the Term of this Agreement and for a period of twelve (12) months after its termination or expiration (the "RESTRICTED PERIOD"), neither shall solicit for employment or retain to perform work in any capacity the technical and managerial employees of the other (the "RESTRICTED EMPLOYEE(S)") or otherwise interfere with the employment relationships existing between the other and the Restricted Employees. If during the Restricted Period, Metrowerks or Lineo, hereinafter, the "RETAINING PARTY") hires or otherwise retains a Restricted Employee employed or formerly employed by the other (hereinafter, the "EMPLOYING PARTY"), the Retaining Party shall pay to the Employing Party a cash fee of $100,000, or one year of the Restricted Employee's salary immediately prior to the Restricted Employee's departure, whichever is greater (the "CASH FEE"). However, no Cash Fee shall be required if the Retaining Party can demonstrate to the satisfaction of the Employing Party that (a) no active solicitation of such Restricted Employee occurred, either directly or indirectly, by the Retaining Party and (b) the Restricted Employee in question intended to leave the Employing Party's employ regardless of any offer he or she received from the Retaining Party. The Employing Party shall not unreasonably refuse to accept evidence that these conditions have been met.

     13.10 HEADINGS. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

     13.11 NOTICES. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery or courier service with tracking capabilities, transmitted by confirmed facsimile with copy of facsimile mailed or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth on the signature page of this Agreement or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received seven (7) days after deposit in the U.S. or foreign country mails.

     13.12 RELATIONSHIP OF THE PARTIES. There is no joint venture, partnership, agency or fiduciary relationship existing between the parties, and the parties do not intend to create any such relationship by this Agreement.

     13.13 ENTIRE AGREEMENT. This Agreement, including the schedules hereto (as such schedules may be amended from time to time upon the mutual agreement of the parties), supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom. This Agreement shall supersede the Reseller Agreement between Metrowerks and Lineo dated May 3, 2000.

     13.14 FORCE MAJEURE. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money or obligations under Section 8) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, failure of telecommunications, fire, laws or governmental regulations or other causes which are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure, and the corresponding obligations of the other party (including, notwithstanding the above, payment obligations) shall be similarly suspended. In the event that such force majeure should obstruct performance of this Agreement for more than thirty
(30) days, the parties hereto shall consult with each other to determine whether this Agreement should be terminated. The party facing an event of force majeure shall use its best endeavors in order to remedy that situation as well as to minimize its effects. The party facing such event of force majeure shall notify the other party by telefax immediately after its occurrence, to be promptly confirmed by written notice.

     13.15 SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

     13.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.17 COMPLIANCE WITH LAWS. The parties hereto shall comply, each at its own expense, with all applicable laws, rules and regulations of governmental bodies and agencies, including all laws, rules and regulations affecting or governing exports, in their performance under this Agreement.

     13.18 CURRENCY REFERENCE. All references to dollars and payments to be made herein shall be references to United States dollars calculated as of the first business day of the applicable month unless expressly stated otherwise in the applicable provision.

     13.19 BARGAINED FOR BASIS. Each party specifically acknowledges and agrees that the warranty disclaimers and liability and remedy limitations set forth in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.





                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

METROWERKS

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Address:
----------------------------------------

----------------------------------------
Phone:
      ----------------------------------
Facsimile:
          ------------------------------


LINEO, INC.

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Address:
----------------------------------------

----------------------------------------
Phone:
      ----------------------------------
Facsimile:
          ------------------------------

                                   SCHEDULE A

                     CODEWARRIOR SOFTWARE AND LINEO SOFTWARE


CODEWARRIOR SOFTWARE:

         PRODUCT                                  PRODUCT NUMBER

CodeWarrior for PPC                                    CE-PPC5

CodeWarrior for MCORE                                CE-MCORE12

CodeWarrior for ColdFire                               CE-68K2





LINEO SOFTWARE:

         PRODUCT                                    PART NUMBER

Embedix Linux                                        EML10-3012

Embedix Browser                                      EMB10-3012

Embedix SDK                                          SDK10-3012

Embedix PDA

* The SKU for academic editions is the standard SKU with "A" as a suffix.


The parties acknowledge and agree that additional products may be added to this Schedule A upon mutual agreement of the parties.

                                   SCHEDULE B

                               PROJECT GUIDELINES

Lineo will provide training for board support development to assist the Metrowerks team in developing board support packages (BSP) for new boards.

Phase I - January 2001

I.   Metrowerks Development Effort

1. Process/Application level debugging support - Metrowerks will implement support for debugging of Lineo applicatons/processes for x86 and PowerPC targets hosted on Linux.

2. GCC will be integrated into the IDE - Metrowerks will integrate the GNU assembler, compiler and linker into the Metrowerks IDE hosted on Linux.

3. Target Wizard and Trace Toolkit support - Metrowerks will provide the APIs necessary for Lineo Target Wizard and the Lineo Trace Toolkit application to launch from a menu or button on the IDE toolbar.

II.  Lineo Development Effort

1. Target Wizard support - Lineo will provide the Target Wizard for building the Lineo kernel and Linux distribution for current and future BSPs hosted on Linux. The Target Wizard will be hosted on Linux and will use an Linux emulation solution on Windows.

2. Embedix SDK- Lineo will provide the Embedix SDK for PowerPC and x86 targets. The SDK will include information for developing: initialization code, the flash boot loader (as appropriate for the target), device drivers, and the Lineo Real-Time Environment (as appropriate for the target) and documentation for end-users. The SDK will also provide kernel source, PTRACE interface to the OS, and remote GDB (RGDB) operability.

3. Board Support Packages - Lineo will provide BSPs for all current and future target boards with Real-Time Environment (as appropriate for the target board).

4. GNU tools - Lineo will provide the GNU toolset for PowerPC and x86 targets hosted on Linux which will enable kernel and application development.

5. Trace Toolkit support - Lineo will provide the Lineo Trace Toolkit for x86 targets hosted on Linux.

Phase II - April 2001

I.   Metrowerks Development Effort

1. Process/Application level debugging support - Metrowerks will implement support for debugging of Lineo applicatons/processes for x86 and PowerPC targets hosted on Windows and Solaris.

2. GCC will be integrated into the IDE - Metrowerks will integrate the GNU assembler, compiler and linker into the Metrowerks IDE hosted on Windows and Solaris.

3. Kernel level debugging support - Metrowerks will provide kernel level debugging support using RGDB protocol for x86 and PowerPC targets integrated with CodeWarrior for Lineo PowerPC and x86 hosted on Windows and Solaris. This effort is predicated on Lineo's implementation of Kernel level debugging support for x86 and PowerPC hosted on Linux.

II.  Lineo Development Effort

1. GNU tools - Lineo will provide the GNU toolset for PowerPC and x86 targets hosted on Windows and Solaris which will enable kernel and application development.

2. Kernel level debugging support - Lineo will provide kernel level debugging support using RGDB protocol for x86 and PowerPC targets integrated with CodeWarrior for PowerPC and x86 hosted on Linux.

3. GNU tools - Lineo will provide the GNU toolset for M*CORE targets hosted on Windows, Solaris and Linux which will enable kernel and application development.

4. Trace Toolkit support - Lineo will provide the Lineo Trace Toolkit for PowerPC targets hosted on Linux.

Phase III - July 2001

I.   Metrowerks Development Effort

1. Increased integration of Trace Toolkit into CodeWarrior - Metrowerks will use reasonable efforts to improve the integration of the Lineo Trace Toolkit into the CodeWarrior Software.

II.  Lineo Development Effort

1. Target Wizard support - Lineo will provide the Target Wizard for building the Lineo kernel distribution for current and future BSPs Hosted on Linux. The Target Wizard will be hosted on Solaris and Windows native user interface.

2. Increased integration of Trace Toolkit into CodeWarrior - Lineo will use reasonable efforts to improve the integration of the Lineo Trace Toolkit into the CodeWarrior Software.

Statement of Work

1.   8260 Board support package and RealTime
2.   ANSI C kernel
3.   Kernel level debug (RGDB)
4.   Coldfire 5407 BSP (no realtime)
5.   8xx FADS BSP and RealTime
6.   Sika board

Issues
1.   Getting Windows and Solaris native versions of Target Wizard and Trace
     Toolkit

2.


ACCEPTED AND AGREED TO AS OF _________________, 2000.


METROWERKS:                             LINEO:

By:                                     By:
   -------------------------------         -------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------
Title:                                  Title:
      ----------------------------            ----------------------------
Date:                                   Date:
     -----------------------------           -----------------------------

                                   SCHEDULE C

                           METROWERKS AND LINEO MARKS
                          AND TRADEMARK USE GUIDELINES

METROWERKS MARKS:

Metrowerks

CodeWarrior

Metrowerks logo with tagline (picture and guidelines attached as Schedule C-2)


LINEO MARKS:

Lineo

Embedix

uCLinux

Lineo "swirl" logo

Target Wizard

                                  SCHEDULE C-1

                    METROWERKS CURRENT TRADEMARK USAGE POLICY

1.   BUSINESS PRACTICES Lineo covenants to Metrowerks that it shall:

     1.1 conduct its business with respect to the Bundled Product(s) in a manner that reflects favorably at all times on the good name, goodwill and reputation of Metrowerks;

     1.2 avoid deceptive, misleading or unethical practices that are detrimental to Metrowerks or Lineo Customers;

     1.3 make no false or misleading representations with regard to Metrowerks, CodeWarrior Software or the Bundled Product(s); and

     1.4 not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising or promotional materials.

2. APPROVAL OF COMBINATION MARKS Lineo shall submit all proposed combination marks of the Metrowerks Marks with any other trademarks, trade names, company names or designations of source (collectively the "COMBINATION MARKS") to Metrowerks for Metrowerks' approval, which Metrowerks shall not unreasonably withhold. Metrowerks shall have a period of twenty (20) business days to deliver to Lineo its written approval or rejection of any such Combination Marks. Lineo shall not use any Combination Mark unless and until Lineo receives Metrowerks' written approval of such Combination Mark or until such approval is deemed to be given.

3. TRADEMARK USAGE GUIDELINES Lineo agrees that it shall not use the Metrowerks Marks or Combination Marks other than as permitted by this Agreement and that it shall conform to the requirements of Metrowerks (including, but not limited to, thorough compliance with Metrowerks' trademark usage guidelines as such guidelines may be amended from time to time) in relation to the use of the Marks and the Combination Marks and on advertising, marketing and promotional materials for the Bundled Product(s).

4. NO SIMILAR MARKS In marketing the Bundled Product(s), Lineo agrees not to use any other trademark, trade name, or other designation of source which creates a likelihood of confusion with the Metrowerks Marks.

5. NO HARM TO MARKS Lineo agrees that it shall take such steps as are reasonably necessary to ensure that neither it, nor any person under its control (including, but not limited to, Lineo Customers), takes or causes to be taken any action that brings Metrowerks or the Metrowerks Marks into disrepute.

6. SOLE USE OF MARKS Lineo agrees that it shall not make use of the Metrowerks Marks or Combination Marks in relation to any goods or services other than the Bundled Product(s) and advertising and promotional materials in support of the Bundled Product(s).

7. QUALITY; AUDITS Lineo acknowledges and agrees that Metrowerks shall have the right to audit any Lineo operations from time to time to determine whether or not its use of the Metrowerks Marks is in compliance with the terms of this Agreement. In the event that Metrowerks reasonably determines that Lineo's use of any Metrowerks Mark is not in compliance with the terms of this Agreement, Metrowerks shall notify Lineo in writing of such determination, which notice shall describe in reasonable detail the nature of such noncompliance. Upon receiving such notice, Lineo shall have sixty (60) days to cure such noncompliance. If Lineo has not cured such noncompliance within such sixty (60) day period, Metrowerks may, by written notice to Lineo, suspend or terminate Lineo's rights to use the affected Metrowerks Mark or all Metrowerks Marks. If Lineo shall not have cured the noncompliance within an additional thirty (30) days after receiving the notice referred to in the preceding sentence, Metrowerks may, by written notice to Lineo, suspend or terminate Lineo's right to distribute the Bundled Product(s).

8. REGISTRATION Lineo agrees that it shall not, directly or indirectly, in any country or governing body, apply to register in its own name, or otherwise attempt to acquire any legal interest in or right in or to, any Metrowerks Mark or Combination Mark.

9. INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS Lineo agrees that it shall promptly notify Metrowerks of any infringement or threatened infringement of which Lineo becomes aware relating to any Metrowerks Mark. Any legal proceedings instituted by Metrowerks in respect of an infringement or threatened infringement of any Metrowerks Mark will be conducted at the Metrowerks' sole expense, provided that Lineo, if requested to do so, shall join in and fully co-operate at Metrowerks' expense in the conduct of such proceedings, including, without limitation, making available to Metrowerks all information and particulars relating to such infringement in the possession of Lineo and its employees. All recoveries in any such proceeding shall belong solely to Metrowerks.

10. TRADEMARK UNAVAILABILITY In the event that any Metrowerks Mark ceases to be available for use in respect to the Bundled Product(s), except as the event arises due to the action or inaction of Lineo, Lineo, as its sole remedy, shall be released from any obligations to take any action in respect of or apply in any manner such Metrowerks Mark unless and until the same becomes available for such use.

                                  SCHEDULE C-2

              GRAPHICS GUIDELINES FOR METROWERKS LOGO WITH TAGLINE




[ATTACH DOCUMENT IN PDF FILE FROM METROWERKS]

                                  SCHEDULE C-3

                      LINEO CURRENT TRADEMARK USAGE POLICY

                                   SCHEDULE D

                        LINEO END USER LICENSE AGREEMENT

LINEO EMBEDIX SDK END USER LICENSE AGREEMENT

IMPORTANT-READ CAREFULLY: This Lineo Embedix SDK End User License Agreement ("EULA") is a legal agreement between you (either an individual or a single entity) and Lineo, Inc. ("Lineo") governing your use of the enclosed or attached software product, which includes computer software and associated documentation ("Software"). Lineo's Embedix SDK includes software from Lineo, as well as from other companies and entities ("Third-Party Software"). Third-Party Software provided along with the Software that is associated with a separate end-user license agreement is licensed to you under the terms of that license agreement. By installing, copying, downloading, accessing, or otherwise using the Software, you agree to be bound by the terms of this EULA. If you do not agree to the terms of this EULA, do not use or install the Software and instead, if you have purchased the Software, promptly return the Software and all accompanying materials with proof of purchase for a refund.

SOFTWARE LICENSE

The Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The Software is licensed, not sold.

1. GRANT OF LICENSE. Subject to the provisions of this EULA as well as payment of all applicable license fees, you are granted a limited, personal, non-exclusive license to install, use, access, display, run, or otherwise interact with ("Run") the Software, in machine-readable object code, solely for internal business purposes on a single central processing unit ("CPU"). In addition, you may make one (1) copy of the Software, in machine-readable object code, solely for your use pursuant to this Agreement.

2. LICENSE FEES. By using or installing the Software, you agree to pay to Lineo a license fee calculated as the sum of an initial charge plus an additional charge for each device distributed by you on which you install a target image created in whole or in part with the Software. The fees are set forth in a separate agreement between you and Lineo.

3.   OTHER RIGHTS AND LIMITATIONS.

- You agree to: (i) adopt and enforce internal policies, procedures and monitoring mechanisms as are necessary to ensure that Software is used only in accordance with the terms of this license, and (ii) take all steps necessary to ensure that no person or entity will have unauthorized access to the Software.

- Limitations on Reverse Engineering, Decompilation, and Disassembly. You may not modify, translate, reverse engineer, decompile, recompile, update or disassemble all or any part of the Software, or merge the Software in to any other software, except and only to the extent that such activity is permitted by applicable law, the GNU General Public License or the applicable Third-Party Software license.

- Rental. You may not rent, lease, sell, sublicense, or lend the Software, but may rent, lease, sell, sublicense, or lend Third-Party Software, to the extent allowed by their individual licenses and only when the Third-Party Software is distributed separately from the Software.

- Language Versions. If the media provided to you includes more than one language version of the same Software, you may Run any of the language versions of the Software, provided the total number of copies Run does not exceed the number of licenses you have acquired.

- Transfer. You may not transfer or assign your rights or obligations under this EULA to any person or entity without the prior written consent of Lineo.

- Support Services. Lineo may provide you with technical support services related to the Software ("Support Services") as described in other Lineo-provided materials. Any supplemental software code provided to you as part of the Support Services shall be considered part of the Software and subject to the terms and conditions of this EULA. With respect to technical information you provide to Lineo as part of the Support Services, Lineo may use such information for its business purposes, including for product support and development. Lineo will not utilize such technical information in a form that personally identifies you.

- Reservation of Rights. Lineo reserves all rights not expressly granted under this EULA.

4. COPYRIGHT. Lineo and its suppliers retain all ownership of the Software and all copies thereof, provided, however, certain components of the Software are components licensed under the GNU General Public License, which Lineo supports. You may obtain a copy of the GNU General Public License at www.fsf.org/copyleft/gpl.html. Lineo will provide source code for any of the components of the Software that Lineo has licensed under the GNU General Public License. To obtain such source code, send email to embedix-support@lineo.com. You may make up to ten copies of electronic documentation accompanying the Software for each license you have acquired for the Software. If you make copies, you must include all applicable copyright notices and other proprietary rights legends that come with the Software.

5. EXPORT. You agree that you will not export or re-export the Software, any part thereof, or any process or service that is the direct product of the Software (the foregoing collectively referred to as the "Restricted Components"), to any country, person or entity subject to U.S. export restrictions. You specifically agree not to export or re-export any of the Restricted Components (i) to any country to which the U.S. has embargoed or restricted the export of goods or services, which currently include, but are not necessarily limited to Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria, or to any national of any such country, wherever located, who intends to transmit or transport the Restricted Components back to such country; (ii) to any person or entity who you know or have reason to know will utilize the Restricted Components in the design, development or production of nuclear, chemical or biological weapons; or (iii) to any person or entity who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government. You warrant and represent that neither the Bureau of Export Administration of the U.S. Commerce Department nor any other U.S. federal agency has suspended, revoked or denied your export privileges.

6. GOVERNING LAW AND ATTORNEYS' FEES. This EULA is governed by the laws of the State of Utah, USA, excluding its conflict of laws rules, and specifically excludes the United Nations Convention on Contracts for the International Sale of Goods. If you acquired this Software in a country outside of the United States, that country's laws may apply. In any action or suit to enforce any right or remedy under this EULA or to interpret any provision of this EULA, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

7. ENTIRE AGREEMENT. This EULA constitutes the entire agreement between you and Lineo with respect to the Software, and replaces all other agreements or representations, whether written or oral. The terms of this EULA cannot be modified by any terms in any printed forms used by the parties in performing the EULA, and can only be modified by express written consent of both parties. If any part of this EULA is held to be unenforceable as written, it will be enforced to the maximum extent allowed by applicable law, and will not affect the enforceability of any other part.

8. SEVERABILITY. In the event that one or more of the provisions of this EULA shall for any reason be held by any tribunal of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and each invalid, illegal or unenforceable provision shall be treated by the tribunal as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability and shall be enforced as so modified.

9.   LIMITED WARRANTY

     LIMITED WARRANTY. For a period of ninety (90) days from the date you receive the Software or from the date of performance of Support Services by Lineo, Lineo warrants that (a) the unmodified Software will perform substantially in accordance with the accompanying written materials when used as directed, (b) Lineo media will be free of defects, and (c) any Support Services will be performed in a manner consistent with generally accepted industry standards. Any implied warranties are limited to the 90-day period. This Limited Warranty is void if failure of the Software has resulted from modification, accident, abuse, or misapplication. Some jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to you.

     YOUR EXCLUSIVE REMEDY. Lineo's entire liability and your exclusive remedy arising from a breach of the Limited Warranty is, at Lineo's option, either repair or replacement of the non-conforming Software or reperformance of the nonconforming Support Services, or return of the price you paid for the non-conforming Software or Support Services. You must return all non-conforming Software to Lineo with your proof of purchase to be entitled to this remedy. Any replacement Software or Support Services will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. Outside the United States, neither these remedies nor any product support services offered by Lineo are available without proof of your purchase from an authorized international source.

     NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH ABOVE, LINEO DISCLAIMS ALL OTHER WARRANTIES, WHETHER ORAL OR

     WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE SOFTWARE OR THE APPLICATION, OPERATION OR USE THEREOF, THE DATA GENERATED BY THE OPERATION OR USE THEREOF, OR ANY SUPPORT SERVICES RENDERED WITH RESPECT TO THERETO. LINEO HEREBY EXCLUDES ALL IMPLIED WARRANTIES TO THE EXTENT PERMITTED BY LAW, INCLUDING, SPECIFICALLY, ANY IMPLIED WARRANTY ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. LINEO HEREBY EXCLUDES ALL IMPLIED WARRANTIES OF MERCHANTABILITY, OR OF MERCHANTABLE QUALITY, OR OF FITNESS FOR A PARTICULAR PURPOSE, PARTICULARLY, SPECIFIC OR OTHERWISE, OR OF NON-INFRINGEMENT, WITH REGARD TO THE SOFTWARE. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM JURISDICTION TO JURISDICTION.

     THIS SOFTWARE IS NOT FAULT TOLERANT. You acknowledge that you have independently verified that the Software is appropriate for the purposes for which you intend to use it, that you have not relied upon any skill or judgment of Lineo in such selection, and that Lineo has relied on you to conduct sufficient testing to determine that the Software is suitable for such use. You assume the entire risk related to the use of this Software. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, YOU FURTHER AGREE THAT LINEO SHALL NOT BE LIABLE TO YOU OR ANY OTHER PERSON OR ENTITY FOR DAMAGES IN THE FORM OF CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS, BUSINESS INTERRUPTION, LOSS OF BUSINESS OR CONFIDENTIAL INFORMATION, LOSS OF GOODWILL OR OTHERWISE, OR FOR EXEMPLARY DAMAGES, RESULTING FROM YOUR USE OF OR INABILITY TO USE THE SOFTWARE OR FROM ANY SUPPORT SERVICES RENDERED WITH RESPECT THERETO, EVEN IF LINEO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, THE ENTIRE LIABILITY OF LINEO AND ITS SUPPLIERS UNDER THIS AGREEMENT AND LIMITED WARRANTY SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY YOU FOR THE SOFTWARE OR SUPPORT SERVICES THAT CAUSE THE DAMAGE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.


If you have any questions concerning this EULA, or if you desire to contact Lineo for any reason, please contact the Lineo representative serving your company, or send email to: embedix-support@lineo.com.

                                   SCHEDULE E

                      METROWERKS END USER LICENSE AGREEMENT

Metrowerks Software License Agreement

THIS METROWERKS SOFTWARE LICENSE AGREEMENT ("LICENSE") IS AN AGREEMENT BETWEEN YOU AND METROWERKS CORPORATION ("METROWERKS"). METROWERKS IS WILLING TO LICENSE THE ENCLOSED SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE. PLEASE READ THIS LICENSE CAREFULLY BEFORE USING THE SOFTWARE, AS BY USING THE SOFTWARE YOU INDICATE THAT YOU AGREE TO BE BOUND BY THE TERMS OF THIS LICENSE. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE, METROWERKS IS UNWILLING TO LICENSE THE SOFTWARE TO YOU, AND YOU SHOULD PROMPTLY RETURN THE UNUSED SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT AND YOUR MONEY WILL BE REFUNDED.

1. Grant of License. The application, demonstration, system and all other software accompanying this License, whether on CD-ROM or any other media (the "Software") and the related documentation are licensed to you by Metrowerks according to the terms of this License. If you purchased or otherwise received this Software packaged with any other host-platform versions of the same software (e.g., a Macintosh(R)-hosted version with a Windows(R)-hosted version), all such host-platform versions together shall constitute the "Software" for purposes of this License. This License allows you to use each host-platform version of the Software on a single computer corresponding to that host-platform version, provided that you are the only individual using the Software. You may also use a copy of the Software on a home or portable computer for each host-platform, as long as that extra copy is never running at the same time the Software is running on the primary computer for each host-platform on which you use the Software. You may make one additional copy of the Software in the form in which it is provided to you, only for backup purposes. You must reproduce on all copies you make of the Software the Metrowerks copyright notice and any other proprietary legends that are on the original copy of the Software. You may also transfer to another party all your license rights in the Software and related documentation by transferring to that party both the original media on which the Software and related documentation were provided and a copy of this License, provided that the other party reads and agrees to accept the terms and conditions of this License. Immediately upon transfer, you have no further rights to use or own copies of the Software or related documentation and must destroy all copies in your possession or control. If this Software includes more than one host-platform version, then any such transfer must include all host-platform versions together. You may not transfer one host-platform version alone without the other host-platform versions. If this Software is an upgrade to a prior version, then you must be licensed to use the prior version of the Software in order to exercise the license rights granted hereunder, and any transfer of the Software must include all prior versions of the Software. If you are a corporation or other organization, you must designate one individual to have the rights provided herein.

2. Restrictions. The Software contains copyrighted material, trade secrets, and other proprietary material of Metrowerks and its licensors. You agree that in order to protect those proprietary materials, except as expressly permitted by applicable legislation, you will not decompile, reverse engineer, disassemble or otherwise reduce all or any part of the Software to human-readable form unless Metrowerks provided it to you in human-readable form. You may not modify, rent, lease, loan, distribute or create derivative works based upon the Software in whole or in part, except as expressly permitted in Section 3. If the Software is labeled as an academic version or is otherwise licensed to you for academic use, you may not use the Software for commercial product development, but you may use the Software to develop freeware or shareware. If the Software licensed to you is part of the Discover Programming series or is labeled as a Learning Edition, Evaluation Edition or Lite version, you may not use the Software to develop any product for distribution, whether commercial, freeware, or shareware. No press releases or any other public announcements regarding this Software shall be made without the written consent of Metrowerks.

3. Software Modification and Redistribution. Appendix A to this License lists the specific portions of the Software which you may distribute according to the terms of this License ("Distributable Code"). If Metrowerks has provided Distributable Code to you in human-readable form, you may modify the Distributable Code and the resulting modifications will also be considered Distributable Code. In order to protect Metrowerks' and Metrowerks' licensors' intellectual property rights in the Software, you may modify and distribute Distributable Code only according to the following terms: You may distribute Distributable Code only in executable object code form and only as incorporated into application programs you create using the Software and which have substantial value in addition to the Distributable Code. You may distribute Distributable Code incorporated in such applications to end users directly or indirectly through dealers, distributors, VARs, OEMs and other relicensors, but all distribution, whether to end users or relicensors, must be made pursuant to a valid written agreement that is at least as protective of Metrowerks' and Metrowerks' licensors' rights as this License. In no event shall you expand or attempt to expand Metrowerks' warranty or other obligations for any portion of the Software beyond those obligations set forth in this License nor extend those obligations to end users or relicensors of your applications. Last, you must reproduce on each copy of such applications a copyright notice that clearly states: "Copyright (c) by [Licensee Name] and its Licensors." Under no circumstances are you permitted to distribute any portions of the Software not listed on Appendix A, nor to distribute any portions of the Software (including those listed on Appendix A) in human-readable form, unless (i) specific license terms that may accompany such portions of the Software on the media containing the Software expressly authorize you to distribute such portions of the Software, in object code or human-readable form as the case may be, or (ii) you have express written authorization from an authorized officer of the company which owns that portion of the Software. In the event you distribute such portions of the Software based upon express authorization by one of the two means stated, you must adhere strictly to the specific terms of such authorization in addition to the terms of this license. You agree to indemnify and hold Metrowerks harmless from any damages, costs, or expenses Metrowerks may suffer as a result of your distribution, under either of the forms of permission described in the previous sentence, of any portion of the Software owned by a third party.

4. Ownership. The Software and documentation are licensed, not sold, to you for use only under the terms of this License, and Metrowerks reserves all rights not expressly granted to you in this

License. You own the media on which the Software and documentation are recorded but Metrowerks and/or Metrowerks' licensors retain title to the Software and related documentation, and all intellectual property rights therein.

5. Termination. This License is effective until terminated. You may terminate this License at any time by destroying all copies of the Software and related documentation in your possession or control. This License will terminate immediately without notice from Metrowerks if you fail to comply with any provision of this License. Upon termination you must destroy all copies of the Software and related documentation in your possession or control.

6. Export Law Assurances. You agree and certify that neither the Software nor any other technical data received from Metrowerks, nor the direct product thereof, will be exported outside the United States except as authorized and as permitted by the laws and regulations of the United States. If the Software has been rightfully obtained by you outside of the United States, you agree that you will not re-export the Software nor any other technical data received from Metrowerks, nor the direct product thereof, except as permitted by the laws and regulations of the United States and the laws and regulations of the jurisdiction in which you obtained the Software.

7. Government End Users. If you are acquiring the Software and fonts on behalf of any unit or agency of the United States Government, the following provisions apply. The Software constitutes a "commercial item", as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation", as such terms are used in 48 C.F.R. 12.212, and is provided to the U.S. Government only as a commercial end item. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S.
Government End Users acquire the Software with only those rights set forth herein.

8. Limited Warranty on Media. Metrowerks warrants the media on which the Software is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. Metrowerks' entire liability and your exclusive remedy will be replacement of the media not meeting Metrowerks limited warranty returned to Metrowerks with a copy of the receipt. Metrowerks will have no responsibility to replace any media damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE MEDIA, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY BY JURISDICTION.

9. Disclaimer of Warranty. THE SOFTWARE, RELATED DOCUMENTATION, ANY APPLICATIONS CREATED WITH THE SOFTWARE ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND. YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT USE OF THE SOFTWARE AND RELATED DOCUMENTATION IS AT YOUR SOLE RISK. SHOULD THE SOFTWARE OR RELATED DOCUMENTATION PROVE DEFECTIVE, YOU (AND NOT METROWERKS OR ANY METROWERKS REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING,

REPAIR OR CORRECTION. METROWERKS AND METROWERKS' LICENSORS (FOR THE PURPOSES OF THIS SECTION 9, METROWERKS AND METROWERKS' LICENSORS SHALL BE COLLECTIVELY REFERRED TO AS "METROWERKS") EXPRESSLY DISCLAIM ALL OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE AND RELATED DOCUMENTATION, WHETHER SUCH WARRANTIES ARE EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, METROWERKS MAKES NO WARRANTY OR REPRESENTATION THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET YOUR REQUIREMENTS, THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED, NOR WITH RESPECT TO THE CORRECTNESS, ACCURACY, OR RELIABILITY OF THE SOFTWARE AND RELATED DOCUMENTATION. METROWERKS DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND YOU EXPRESSLY ASSUME ALL LIABILITIES AND RISKS, FOR ANYONE' S USE OR OPERATION OF ANY APPLICATION PROGRAMS YOU MAY CREATE WITH THE SOFTWARE. YOU ACKNOWLEDGE AND AGREE THAT THE SOFTWARE HAS NOT BEEN DESIGNED, TESTED, OR MANUFACTURED FOR USE IN DEVELOPING APPLICATIONS WHERE THE FAILURE, MALFUNCTION, OR ANY INACCURACY OF THE APPLICATION CARRIES A RISK OF DEATH, SERIOUS BODILY INJURY, OR DAMAGE TO TANGIBLE PROPERTY, INCLUDING, BUT NOT LIMITED TO, USE IN FACTORY CONTROL SYSTEMS, MEDICAL DEVICES OR FACILITIES, NUCLEAR FACILITIES, AIRCRAFT OR AUTOMOBILE NAVIGATION OR COMMUNICATION, EMERGENCY SYSTEMS, OR OTHER APPLICATIONS WITH A SIMILAR DEGREE OF POTENTIAL HAZARD. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY METROWERKS OR ANY OF ITS EMPLOYEES, REPRESENTATIVES, OR RESELLERS SHALL CREATE ANY WARRANTY IN ADDITION TO THOSE GIVEN HEREIN. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

10. Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL METROWERKS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE THE SOFTWARE OR RELATED DOCUMENTATION UNDER ANY THEORY, INCLUDING CONTRACT, TORT, OR NEGLIGENCE, EVEN IF METROWERKS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

IN NO EVENT SHALL METROWERKS' TOTAL LIABILITY TO YOU FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) EXCEED THE AMOUNT PAID BY YOU FOR THE SPECIFIC LICENSE OF THE SOFTWARE AND RELATED DOCUMENTATION TO WHICH THE LIABILITY IS RELATED.

11. Controlling Law and Severability. THIS LICENSE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND THE STATE OF CALIFORNIA, EXCEPT FOR ITS CONFLICT OF LAWS PRINCIPLES. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

12. Complete Agreement. This License constitutes the entire agreement between the parties with respect to the use of the Software and related documentation and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this License will be binding unless in writing and signed by an authorized officer of Metrowerks.

Should you have any questions or comments concerning this License, please do not hesitate to contact Metrowerks Corporation at 9801 Metric Boulevard, Austin, TX, 78758, USA. attn: Warranty Information or by email: info@metrowerks.com

Appendix A - Redistribution Information for Metrowerks Software: Distributable Code

The following list describes the portions of the Software that you may incorporate into your own programs and distribute according to the terms of
Section 3 of the License. You may not incorporate into your programs nor distribute any portion of the Software that is not listed here nor distribute any portion of the Software in human-readable form unless you obtain express permission to do so, as set forth in Section 3.

METROWERKS SOFTWARE AND REDISTRIBUTABLE LIBRARIES

*    The Metrowerks Standard Library and sample code in object code form

*    Metrowerks Target Resident Kernel (MetroTRK) in object code form

*    The Metrowerks Runtime Libraries and sample code in object code form

Note: Licensees may not distribute the source code of the Metrowerks Standard Library, Runtime Library, MetroTRK and serial libraries any derivative thereof, or sample code thereto, without express written permission from an authorized officer of Metrowerks Corp.

MICROSOFT SOFTWARE AND REDISTRIBUTABLE LIBRARIES

See the Microsoft License agreement on the CodeWarrior CD-ROM for information on redistributable libraries and documents. (Windows host only.)

OTHER THIRD PARTY LIBRARIES

Licensee may not distribute other third party libraries contained in the CodeWarrior CD-ROM, unless specific license terms that may accompany such libraries expressly authorize the licensee to distribute them to the customers of the licensee. In the event the licensee distribute such third party libraries based upon express authorization, the licensee must adhere strictly to the specific terms of such third party licensee.

                                   SCHEDULE F

                        INITIAL PRICING AND ROYALTY FEES

CODEWARRIOR SOFTWARE PRICING AND ROYALTY:

                                                                    CURRENT ROYALTY
                                                         CURRENT      PERCENTAGE
      METROWERKS PRODUCT              PRODUCT NUMBER       SRP          OF SRP
CodeWarrior for Lineo PPC                 CE-PPC5                         **

CodeWarrior for Lineo MCORE             CE-MCORE12                        **

CodeWarrior for Lineo ColdFire            CE-68K2                         **


LINEO SOFTWARE PRICING AND ROYALTY:

                                                                           CURRENT ROYALTY
     LINEO PRODUCT         PART NUMBER    CURRENT SRP    ACADEMIC SRP*    PERCENTAGE OF SRP
Embedix Linux              EML10-3012                                            **

Embedix Browser            EMB10-3012                                            **

Embedix SDK                SDK10-3012                                            **

Embedix PDA                                                                      **


*    The SKU for academic editions is the standard SKU with "A" as a suffix.

The parties acknowledge and agree that additional products may be added to this Schedule F upon mutual agreement of the parties.

** MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

SCHEDULE G

                      CURRENT AUTHORIZED LINEO DISTRIBUTORS
                             FOR THE BUNDLED PRODUCT

Blands
Cluster Infotech India
Datasafe Information Brazil
Danelec
DaiShin (with related joint venture)
Dia Semicon Systems
EDU Brokers
El-Com Corporation
First Technology Transfer Ltd. (Surrey, England)
Infotronic de Oriente
Jose Velez Computer Systems (Puerto Rico)
Kanematsu Semiconductor
Ofis Bilgisayar
Point Marketing
PosWare Group
Samsung (with related joint venture)
Schweers
Software House International
Sprint
Tabo Software
Versa Logic
2 Steps Back Computer

All Lineo subsidiaries